SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest Event

Reported): March 5, 2004

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-110437	41-1955181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 Normandale Lake Boulevard, Suite 250, Minneapolis, MN 55437

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (952) 832-7000

(Former name or former address, if changed since last report)

Exhibit Index located on Page 4

Items 1 through 4, Item 6 and Item 8 are not included because they are not applicable.

Item 5.	Other Events.

Filing of Computational Materials

In connection with the offering of the GMACM Mortgage Trust Certificates, Series 2004-JR1 (the “Certificates”), UBS Securities LLC (the “Underwriter”) has prepared certain materials (the “Computational Materials”) for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the “Company”) provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the “Mortgage Loans”) in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit 99.1 are hereby filed.

Item 7.	Financial Statements and Exhibits

Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99.1	UBS Securities LLC Computational Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

By:	/s/ PATRICIA C. TAYLOR

Name:	Patricia C. Taylor
Title:	Vice President

Dated: March 5, 2004

Exhibit Index

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page
1	99.1	UBS Securities LLC Computational Materials	1-45